EXHIBIT 10.6

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                 CREDIT FACILITY
                                 ---------------


     On June 29, 2004, FOR VALUE RECEIVED, Nevada Gold & Casinos, Inc., a Nevada corporation ("NGC"), as maker, whose principal place of business is 3040 Post Oak Blvd., Suite 675, Houston, Texas, 77056-6588, promises to pay to the order of [*] (* name changed to the defined term "Lender" throughout the Agreement*), the principal sum of up to $40,000,000.00, together with interest on the unpaid principal balance, as advanced pursuant to the terms set forth below. All sums due under this Credit Facility are payable to Lender at [*], or at any other place that Lender may designate in writing. Both Lender and NGC are collectively referred to as the "Parties." Capitalized terms not otherwise defined in this Credit Facility have the same definitions as the Amended and Restated Security Agreement ("ARSA"), including Appendix I to the ARSA.

I.                                  RECITALS
                                    --------

A. NGC and Lender desire to enter this Credit Facility and the ARSA dated June 28, 2004;

B. Lender desires to loan to NGC up to an aggregate total of all outstanding indebtedness between Lender and NGC of $40,000,000.00, with advancements in the minimum amount of $250,000.00 to NGC, with this Credit Facility secured by the ARSA and the Collateral;

C. NGC desires to borrow up to an aggregate total of all outstanding indebtedness between Lender and NGC of $40,000,000.00, with advancements in the minimum amount of $250,000.00 from Lender; and

D. as of the date of this Credit Facility, and after applying the $7,915,671.23 principal prepayment made with the first advance under this Credit Facility, NGC owes Lender the principal amount of $3,317,499.00 pursuant to the Amended and Restated Promissory Note between them dated June 28, 2004 (the "Note"), and the Parties agree that NGC's ability to borrow up to $40,000,000.00 from Lender shall be reduced by the total of all outstanding indebtedness, including but not limited to principal and accrued interest, under the Note and under any and all debt obligations between the Parties, and that NGC shall apply its first draw on this Credit Facility to make the $7,915,671.23 principal prepayment on the Note as described above.

     In consideration of these matters and of the mutual promises made in this Credit Facility, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by the Parties, Lender and NGC agree as set forth below.

II.                                AGREEMENTS
                                   ----------


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
A.          TERMS.  This Credit Facility shall be in the aggregate total amount
            ------
not to exceed Forty Million and No/100 Dollars ($40,000,000.00) and shall be advanced to NGC in the minimum amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) each upon written request of NGC made to Lender at [*] (or to any other person designated by Lender). Of this $40,000,000.00, $3,317,499.00 has been previously advanced under the Note ("Previous Advance"), and NGC's first draw under this Credit Facility in the amount of $7,915,671.23 has been made contemporaneously with the execution of this Credit Facility by NGC and Lender. The total amount of principal indebtedness owed by NGC to Lender under the Note and this Credit Facility as of the date of this Credit Facility is $11,233,170.23, leaving approximately $28,766,829.77 (less any accrued and unpaid interest on the Note and this Credit Facility) available for use by NGC under this Credit Facility. Lender agrees to advance to NGC pursuant to this Credit Facility a maximum amount of $40,000,000.00, and this amount shall be offset by any and all outstanding amounts of principal and interest due and owing at any one time by NGC to Lender under any and all debt obligations between the Parties, including but not limited to the Note.

          For all advances under this Credit Facility, Lender shall advance funds by wire transfer to NGC within thirty days after receipt of NGC's written request delivered to [*], with a copy to [*], at the addresses and in the manner set forth under "Notices" in this Credit Facility. NGC shall bear the cost of all wire transfer fees and all fees payable to First Allied Securities, Inc. ("First Allied"), pursuant to the agreement between NGC and First Allied for any and all advances under this Credit Facility, which shall be deducted from the transferred funds, unless otherwise agreed. NGC has the right to draw funds under the terms of this Credit Facility until May 31, 2008 ("Maturity Date"), provided that NGC does not default as described in Section II(E) below or as defined in the ARSA. The total amount of principal and any accrued, unpaid interest, and any other amounts that may be due and owing to Lender by NGC shall be due and payable in full on the Maturity Date. NGC may from time to time request letters of credit from First Allied or Wells Fargo that relate to this Credit Facility. NGC shall bear any and all costs associated with the issuance of any letter of credit by any entity that relates to this Credit Facility, and shall reimburse Lender for any expenses charged to her that relate to the issuance of a letter of credit requested by NGC that relates to this Credit Facility. Any letter of credit issued on behalf of NGC shall not alone constitute an advance under this Credit Facility.

B.          COMMITMENT FEE.  NGC shall pay to Lender a commitment fee of 0.25%
            ---------------
per annum on any and all available funds under this Credit Facility that are not drawn by NGC. This commitment fee shall be calculated based on the average daily balance of available funds during each calendar quarter. The commitment fee shall be payable to Lender for each calendar quarter on or before the fifth day of the first month of the immediately following calendar quarter, with the calculation of this fee beginning on the date of this Credit Facility and with the first payment of this fee due on or before July 5, 2004.

C.          PAYMENT TERMS.  NGC agrees to pay the sums under this Credit
            --------------
Facility as follows:

     1. payment of interest only through May 31, 2008, payable monthly on or before the last day of each month by check made payable to "[*], Separate Property," and accompanied by a letter setting forth the principal amount outstanding, the method of calculating interest, and the amount of interest paid, with copies of the check and all other correspondence included with Lender's check sent contemporaneously by facsimile to Lender's attorney/counsel, [*], at her facsimile number set forth below;


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
     2.          all payments must be received by Lender on or before the due
                                      --------           --------------------
     date in order for the payment to be timely, and they must be received by
     ----                                                         --------
     Lender on or before the fifth day after Lender gives notice to NGC of the late payment to avoid a Default by NGC; and

     3. the entire principal amount outstanding, plus any outstanding interest, shall be due and payable to Lender in full on or before the Maturity Date.

D.          INTEREST RATE.  The unpaid principal balance under this Credit
            --------------
Facility shall bear interest at the rate of eight and one-half percent (8 %) per annum until paid. Any matured, unpaid amount of principal shall bear interest
at the rate of eleven percent (11%) per annum until paid.    If any payment of
interest is not made on or before its due date, then the interest rate on that payment shall increase to 11% from the date on which that interest payment began accruing through the date on which the late interest payment is paid in full (this provision shall not apply if the late payment is caused solely by a third party carrier in delivering the payment to Lender if NGC has sent the payment for delivery in a properly addressed Federal Express, Airborne Express, United Parcel Service, or Lone Star Overnight package with delivery charges prepaid or charged to NGC's account and the package is sent via next day overnight delivery at least one business day in advance of the due date, or two business days if the due date is not a business day - NGC shall not use United States Postal Service overnight or next day delivery service for any payments). In the event of a Default by NGC, the interest rate on the entire outstanding principal amount shall increase to eleven percent (11%) per annum as of the date through which the last interest payment was duly made and shall continue at that rate until the entire outstanding amount of principal and interest is paid in full.

E.          DEFAULT.  NGC will be in default if any of the following happens
            --------
("Default" or "Event of Default"): (1) NGC fails to timely make the principal payment at maturity; (2) Lender does not receive an interest payment on or before the fifth day after Lender gives notice to NGC of the late payment; (3) NGC defaults under any loan, extension of credit, security agreement, purchase or sales agreement, contractual obligation, or any agreement in favor of any creditor or person (as "default" is defined in that instrument and after giving effect to all applicable cure periods) and that default results in NGC owing, through default and/or acceleration, an amount in excess of $3 million; (4) NGC defaults on its agreement and/or subordinated loan agreement with [*] dated June 28, 2004; (5) NGC fails to timely comply with the Obligations (other than those Obligations specifically identified in this Section); (6) NGC breaches any covenant, representation, or warranty in this Credit Facility or in the ARSA and does not cure that breach within thirty days after the breach, and NGC agrees to give Lender prompt notice of the breach; (7) NGC makes an assignment for the benefit of creditors, files for bankruptcy protection, is adjudicated insolvent, a receiver is appointed for IC-BH or BHG, or any involuntary proceeding is commenced against NGC under any bankruptcy or insolvency laws and that involuntary proceeding is not dismissed within sixty days after it is filed; (8) NGC grants or attempts to grant to any third party a lien on the Collateral without complying with the procedure and provisions in Section II(F) below; or
(9) a final, non-appealable judgment in litigation or arbitration is entered against NGC where the total amount of the judgment, including actual damages, pre- and post-judgment interest, attorney's fees, court costs, and/or punitive damage, exceeds $3 million. If an Event or Default occurs, then Lender shall have all of the rights and remedies set forth in this Credit Facility and in the ARSA.

F.          ADDITIONAL LIENS.  All references in this Section to "NGC" expressly
            -----------------
include BHG, and BHG may not grant a second or any other lien on any of the Collateral without complying with the provisions of this Section. Before NGC may place a second or any other lien on any or all of the Collateral in favor of anyone other than [*], NGC must give Lender formal written notice of the name of the proposed second or other lienholder (if known) and of the specific terms and conditions


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
of the proposed loan transaction for which the second or other lien would be granted (including but not limited to the closing date, interest rate, principal amount, and maturity date), and Lender shall have seven business days from the date on which the notice is received by her to notify NGC of her desire to make the loan. NGC agrees to promptly provide Lender with any documentation she requests related to the proposed transaction with the third party in order to assist her in making her decision. If Lender does not respond within seven business days, Lender shall be presumed to have declined to make the loan. NGC shall give Lender informal notice of its intent or desire to obtain additional financing and grant a second or other lien on the Collateral as far in advance as is practicable, which is presumed to be approximately thirty days before the contemplated closing date of the transaction. NGC is not required to resubmit to Lender any financing resulting in a second or other lien if the closing date, interest rate, principal amount, and/or maturity date on the final loan transaction are equal or less favorable to Lender than the original terms proposed by NGC.

          In the event NGC complies with this notice provision and is allowed to grant a second or other lien on the Collateral, NGC agrees that it must comply with all of the following provisions before it may grant an effective second or other lien on the Collateral:

     1.          Any second or other lien given on the Collateral must be made
                                                                  ----
     expressly subordinate to Lender's lien. NGC shall ensure that the paperwork documenting the transaction with the second or other lienholder properly notifies the second and/or other lienholder of the existence of Lender's first lien and that the second and any other lienholder clearly acknowledges Lender's existence and status as first lienholder on all of the Collateral and that the subsequent lienholder's debt and security interest is subordinated to Lender.

     2. NGC shall ensure that the paperwork documenting the transaction with the second and any other lienholder clearly instructs the second and any other lienholder that it may not even attempt to collect or execute on the Collateral without first ensuring that the entire first lien balance is paid in full and all loan or credit transactions between NGC and Lender are completely terminated and are no longer in effect. The second and any other lienholder must be required to give notice of any default by NGC to NGC and Lender concurrently before the second or any other lienholder may exercise any collection efforts against the Collateral.

     3. NGC shall defend, at its own expense, against any claims by any lienholders other than Lender against the Collateral.

     4. NGC shall keep Lender's counsel informed of the status of any second and any other lien and of any default or alleged default by NGC on the transaction secured in whole or in part by the second and/or other lien, and shall reimburse Lender for any and all attorney's fees, court costs, and expenses incurred by Lender that Lender or her counsel deemed necessary to protect the Collateral within thirty days after the submission of an invoice for the fees or expenses to NGC by Lender's counsel.

     5. NGC shall provide Lender's counsel with fully-executed copies of all documents related to any transaction giving any third party a second or other lien on any or all of the Collateral within three business days of the last signature date on the transaction or the date the transaction is funded, whichever is earlier.

     6. NGC shall provide to Lender's counsel on or before June 28, 2004, copies of the fully-executed documents related to the transaction giving [*] a second lien and shall


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
     require him and his counsel to provide counsel for Lender (as set forth below) with copies of any and all notices, including but not limited to notice of default, that arise from or relate to any of his agreements with NGC that relate in any way to the second lien. NGC shall ensure that [*] agreement expressly and clearly states that his lien on the Collateral is subordinate to Lender's lien and security interest.

G.          NOTICE OF DEFAULT.  Lender is not required to provide NGC with any
            ------------------
notice whatsoever of any Default by NGC or any failure of NGC to timely make the principal payment when due, save and except that Lender must give notice of a late interest payment before that late payment is deemed a Default as described in Section II(E)(2) above. However, failure by Lender to give notice of a late interest payment to NGC does not relieve NGC of its obligation to make the payment or of the application of the default interest rate upon the failure to timely make the interest payment as provided in Section II(E) above.

H.          CHANGE IN CONTROL.  In the event of a "Change in Control," then
            ------------------
Lender shall have the option to terminate this Credit Facility and declare the entire unpaid principal and accrued interest (if any) due and payable from the proceeds of the transaction upon closing of the transaction resulting in a Change in Control. NGC agrees to promptly inform any purchasing company or shareholder of this obligation prior to the closing of the transaction.

          For purpose of this Credit Facility, a "Change in Control" of NGC shall mean and shall be deemed to have occurred if:

     1. A sale, transfer, or other disposition by NGC through a single transaction or a series of transactions of securities of NGC representing Beneficial Ownership (as defined below) of fifty (50%) percent or more of the combined voting power of NGC's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity [including a "group" as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act")]. For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Holder, NGC, a wholly-owned subsidiary of NGC, or an employee benefit plan of NGC; provided however, a sale to underwriters in connection with a public offering of NGC's securities pursuant to a firm commitment shall not be a Change of Control.

     2. A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of NGC to an Unrelated Person or Unrelated Persons acting in concert with one another.

     3. A change in the ownership of NGC through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of NGC representing at least fifty (50%) percent of the combined voting power of NGC's then outstanding securities. For purposes of this Credit Facility, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner of the securities prior to its acquisition of voting rights with respect to the securities.


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
     4. Any consolidation or merger of NGC with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of NGC immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

I.          COLLATERAL.  This Credit Facility is secured by the ARSA, which
            -----------
provides for a first lien security interest in the following items of Collateral and affords Lender the right to take action against the Collateral in an Event of Default:

     1. a continuing security interest in all of NGC's interest in BHG, including but not limited to NGC's revenues from BHG and from NGC's ownership interest in BHG;

     2. a continuing security interest in all of BHG's interest in the Isle of Capri Black Hawk, L.L.C. ("IC-BH"), including but not limited to BHG's revenues from and undivided percentage interest in the assets of IC-BH, and all of the rights, but none of the obligations, of BHG under the Operating Agreement;

     3. all investment property and other property, rights, or interests of any description at any time issued or issuable to BHG or held in any securities account as an addition to, in substitution or exchange for or with respect to BHG's interest in IC-BH, including without limitation additional percentages or interests issued or given as a result of any amendment, reclassification, split-up, dissolution, or other limited liability company reorganization or property distributed pursuant to a reorganization or amendment of the Operating Agreement;

     4. all distributions, proceeds, monies, income, and benefits arising from, by virtue of, or payable with respect to BHG's interest in IC-BH or NGC's interest in BHG; and

     5. any and all notes receivable and/or cash flow rights granted to NGC from investments in any and all projects financed in whole or in part through the loan proceeds from this Credit Facility.

Lender shall maintain possession of the Collateral and any and all powers of attorney necessary to enforce her security interest in any or all of the Collateral until any and all amounts due under this Credit Facility are paid in full and this Credit Facility is terminated, and/or until she exercises her rights against the Collateral in an Event of Default.

J.          PROTECTION OF COLLATERAL; INDEMNIFICATION.  Consistent with the
            ------------------------------------------
terms of this Credit Facility, as long as any amounts are owed to Lender under this Credit Facility, NGC agrees that it will use its best efforts to defend against the attempts of any creditor who tries to take any of the Collateral. NGC also agrees that it will use its best efforts to protect the Collateral; to prevent any loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral; and to defend against any actual or attempted levy, seizure, or attachment of or on any of the Collateral. In the event Lender finds it necessary to take action to protect the Collateral against the actions of third parties or against any wrongful conduct of NGC or any failure by NGC to use its best efforts to protect the Collateral, NGC agrees that it shall indemnify Lender for any attorney's fees, court costs, and any and all other expenses incurred in her efforts to protect the Collateral. NGC understands and agrees that it shall promptly reimburse Lender for any and all of these expenses, but


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
in no event shall these attorney's fees and expenses be paid later than thirty days after the date on which they are submitted to NGC.

K.          LIMITATION ON USE OF CREDIT FACILITY PROCEEDS.  NGC may use the
            ----------------------------------------------
proceeds from this Credit Facility for any legitimate business purpose. However, NGC agrees and understands that it may not use any of the loan proceeds from this Credit Facility to fund litigation or arbitration against Lender or to defend against litigation or arbitration instituted against NGC by Lender. NGC may not use the proceeds of this Credit Facility to prepay any of the $3,317,499.00 in principal remaining due and owing by NGC to Lender under the Note.

L.          PREPAYMENT.  NGC may prepay without any penalty any of the principal
            -----------
or accrued interest drawn through this Credit Facility at any time and from time to time. In the event NGC prepays under this Credit Facility, the prepayment shall first be applied to interest and then to the principal amount outstanding. If NGC chooses to prepay any principal amount outstanding, the prepayment shall not prevent NGC from drawing up to the maximum amount available under the terms of this Credit Facility after the prepayment is received by Lender. Because this Credit Facility is a revolving credit facility, NGC shall be able to draw any amounts of at least $250,000.00 from Lender freely and without any objection from her during the term of this Credit Facility (i) as long as NGC does not attempt to draw an amount that would cause NGC's total outstanding indebtedness to Lender under the Note, this Credit Facility, and any other indebtedness between the Parties to exceed $40,000,000.00, and/or (ii) as long as NGC is not in Default.

M.          FURTHER ASSURANCES.  NGC agrees to execute all other documents and
            -------------------
instruments reasonably requested by Lender or her attorney to effectuate the intent of this Credit Facility upon written request by Lender or her attorney after the date of this Agreement.

N.          WAIVER.  In the event of a Default as defined in Section II(E) above
            -------
or in the ARSA, NGC (a) waives presentment for payment, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, filing of suit, and diligence in collecting this Credit Facility or enforcing any other security with respect to this Credit Facility, although Lender agrees that she must comply with all UCC requirements for sale of collateral; (b) agrees to any substitution, surrender, subordination, waiver, modification, change, exchange, or release of any security or the release of the liability of any Parties primarily or secondarily liable on this Credit Facility; and (c) consents to any extension or postponement of time for payment of this Credit Facility and to any other indulgence with respect to this Credit Facility without notice. No failure or delay on the part of Lender in exercising any of her rights, powers, or privileges under this Credit Facility shall operate as a waiver of that right, power, or privilege.

O.          AMENDMENT OR MODIFICATION.  This Credit Facility may not be modified
            --------------------------
or amended in any way unless the modification or amendment is in writing and is signed by all Parties. Any document purporting to amend or modify this Credit Facility shall be of no force or effect unless the document expressly states that it is intended to amend or modify the Credit Facility and it is signed by all Parties to this Credit Facility.

P.          ATTORNEYS' FEES AND COSTS OF LITIGATION.  If all monies due and
            ----------------------------------------
owing under this Credit Facility are not paid in full at maturity, regardless of how the maturity may be brought about, or if, after an Event of Default, this Credit Facility is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy, or any other judicial proceedings, or is placed in the hands of an attorney for collection, NGC shall pay, in addition to all


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
other amounts owing under this Credit Facility, all actual expenses of collection, all court costs, and reasonable attorney's fees incurred by Lender upon demand for payment by Lender or her attorney.

Q.          AUTHORITY.  NGC represents that it has full power, authority and
            ----------
legal right to execute and deliver this Credit Facility and the ARSA, and that this Credit Facility and the ARSA constitute valid and binding obligations of NGC. BHG represents that it has full power, authority, and legal right to execute and deliver the ARSA and the ARSA constitutes a valid and binding obligation of BHG.

R.          GOVERNING LAW AND VENUE.  This Credit Facility and the rights and
            ------------------------
obligations of the Parties under this Credit Facility shall be governed by the laws of the United States of America and by the laws of the State of Texas, and is performable in Montgomery County, Texas. Chapter 346 of the Texas Finance Code does not apply to this Credit Facility.

S.          BUSINESS DAY.  If any action is required or permitted to be taken
            -------------
under this Credit Facility on a Sunday, legal holiday, or other day on which banking institutions in the State of Texas are authorized or required to close, the action shall be taken on the immediately PRECEDING business day, and, to the
                                 ----------------------------------
extent applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

T.          USURY SAVINGS CLAUSE.  The Parties to this Credit Facility intend to
            ---------------------
comply with the usury laws applicable to this Credit Facility. Accordingly, the Parties agree that no provision in this Credit Facility or in any related documents (if any) shall require or permit the collection of interest in excess of the maximum rate permitted by law. If any excess interest is provided for or contracted for in this Credit Facility, or charged to NGC or any other person responsible for payment, or received by Lender, or if any excess interest is adjudicated to be provided for or contracted for under this Credit Facility or adjudicated to be received by Lender or her heirs, successors, or assigns, then the Parties expressly agree that this paragraph shall govern and control and
            ---------------
that neither NGC nor any other party liable for payment of the Credit Facility shall be obligated to pay the amount of excess interest. Any excess interest that may have been collected shall be, at Lender's option, either applied as credit against any unpaid principal amount due or refunded to NGC. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as they are now or subsequently construed by the courts of the State of Texas.

U.          NOTICES.  Any and all notices or communications related in any way
            --------
to this Agreement may be given by certified mail with return receipt requested, by receipted courier, by overnight delivery service, or by hand delivery and sent to the persons at the addresses set forth for each party below, or they may be given by facsimile transmission or by e-mail transmission if the intended recipient has affirmatively stated that notice may be delivered by facsimile or e-mail and the intended recipient has provided a valid facsimile number and/or e-mail address. Any notice delivered by facsimile or e-mail sent or for which a return receipt is received at any time before 5:00 p.m. on a business day shall be deemed to be delivered on that date. Any facsimile or e-mail notice not received by 5:00 p.m. on a business day shall be deemed to be received on the first following business day.


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

          Notices to NGC:                          with a copy sent contemporaneously to:
          ---------------                          ---------------------------------------
          H. Thomas Winn, President                Thomas C. Pritchard
          Nevada Gold & Casinos, Inc.              Brewer & Pritchard, P.C.
          3040 Post Oak Blvd., Suite 675           Three Riverway, Suite 1800
          Houston, Texas  77056_6588               Houston, Texas  77056_1969
          Facsimile number:  (713) 621-6919        Facsimile number:  (713) 209-2921
          E-mail address:  tom@nevadagold.com      E-mail address:  pritchard@bplaw.com
          Notice may be delivered by facsimile or  Notice may be delivered by facsimile or
          e-mail with proof of receipt.            e-mail with proof of receipt.

          Notices to Lender:
          -----------------

          [*]


          with copies sent contemporaneously to:
          -------------------------------------

          [*]


NGC understands and agrees that any notice given or attempted to be given by it to Lender is not effective unless the notice was contemporaneously provided to
                                                 -----------------
all other persons identified above or subsequently identified to NGC by Lender and shall be deemed to have been given to Lender upon providing notice to [*] and [*] as set forth above. Any of the above contact information or designated representatives for the purpose of notice may be changed by a party or an authorized representative of a party providing written notice in the manner set forth above to the other party, and the new contact information or representative will then become effective.

V.          ASSIGNABILITY; BINDING EFFECT.  NGC may not assign any of its rights
            ------------------------------
or remedies under this Credit Facility to any other person or entity without the express written consent of Lender. Lender may assign any of her rights or remedies under this Credit Facility to any other person or entity at any time and for any reason, and the consent of NGC shall not be required for any assignment to be effective. This Credit Facility and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits of it shall be binding upon and shall inure to the benefit of the Parties executing this Agreement and their respective heirs, successors, and allowed assigns.

W.          INCORPORATION OF OTHER DOCUMENTS.  The Parties agree that the
            ---------------------------------
Amended and Restated Security Agreement dated June 28, 2004, is incorporated by reference in this Credit Facility for all purposes as if fully set forth at length.

     Dated the 29th day of June, 2004.
MAKER:
-----

Nevada Gold & Casinos, Inc.


Credit Facility                         _______
NGC-BHG/Lender/June 20004                 HTW                       Page 9 of 10


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By:  ______________________________
     H. Thomas Winn, President
HOLDER:
------


[*]
_______________________________


Agreed and acknowledged solely for the collateral pledged as security in Section II(I) above and all other provisions related to that collateral:

Blackhawk Gold, Ltd.



By:  ______________________________
     H. Thomas Winn, President




Credit Facility                         _______
NGC-BHG/Lender/June 20004                 HTW                      Page 10 of 10


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